Exhibit 10.43

AMENDMENT TO AGREEMENT FOR WHOLESALE FINANCING

AND GUARANTY

THIS AMENDMENT TO AGREEMENT FOR WHOLESALE FINANCING AND GUARANTY (“Amendment”) is entered into by and among PC Connection Sales Corporation (f/k/a PC Connection Sales Corp. and PC Connection, Inc.) (“Sales”), Merrimack Services Corporation (“Merrimack”), PC Connection, Inc. (“Guarantor”) and Deutsche Financial Services Corporation (“DFS”).

RECITALS

WHEREAS, Sales, Merrimack and DFS are parties to that certain Agreement for Wholesale Financing dated as of March 25, 1998 (as amended, the “AWF”). Capitalized terms shall have the same meaning as defined in the AWF unless otherwise indicated.

WHEREAS, Guarantor executed that certain Guaranty in favor of DFS as of February 25, 2000 (as amended, the “Guaranty”) pursuant to which Guarantor agreed to guaranty the Liabilities (as defined in the Guaranty) of Dealer.

NOW THEREFORE, FOR VALUE RECEIVED, the parties hereto hereby agree as follows:

1. DFS and Sales, Merrimack and Guaranty hereby agree that all of the terms of Section 2 of that certain Amendment to Agreement for wholesale Financing dated November 5, 1999, are hereby deleted in their entirety and restated to read as follows:

“7.1 Financial Covenants. Dealer will:

(a) At all times maintain a Consolidated Net Worth of not less than the amounts specified below at the end of each of Dealer’s, fiscal quarters as indicated:

Fiscal Quarter(s) Ending	Required Net Worth on Quarter-end Date
6/30/01	$96,000,000
9/30/01	$96,000,000
12/31/01 and each fiscal quarter thereafter	$120,000,000

(b) As of each date indicated below, for the twelve months ending on that date, Dealer shall maintain the Consolidated Net Income indicated:

Fiscal Quarter(s) Ending	Required Net Income for Previous Four Quarters on Quarter-end Date
6/30/01	$19,000,000
9/30/01	$7,000,000
12/31/01 and each fiscal quarter thereafter	$5,000,000

For purposes of this paragraph: (i) ‘Consolidated Net Worth’ means, at any date as of which the amount thereof shall be determined, the consolidated total assets of PC Connection, Inc. and its subsidiaries and affiliates, less the consolidated total liabilities of PC Connection, Inc. and its subsidiaries and affiliates; and (ii) ‘Consolidated Net Income’ means the net income (or deficit) from operations of PC Connection, Inc. and its subsidiaries and affiliates, after taxes. The foregoing terms shall be determined in accordance with generally accepted accounting principles consistently applied.”

All other terms as they appear in the AWF, tot he extent consistent with the foregoing, are ratified and remain unchanged and in full force and effect.

IN WITNESS WHEREOF, Guarantor, Sales, Merrimack and DFS have each read this Amendment, understand all the terms and provisions hereof and agree to be bound thereby and subject thereto as of the 18th day of December, 2001.

PC CONNECTION SALES CORPORATION

Attest:	By:	/s/ Robert Gregerson

Print Name: Robert Gregerson
/s/ Steven Markiewicz	Title: President

Steven Markiewicz, Secretary

MERRIMACK SERVICES CORPORATION

Attest:	By:	/s/ Jack Ferguson

Print Name: Jack Ferguson
/s/ Steven Markiewicz	Title: Treasurer

Steven Markiewicz, Secretary

PC CONNECTION, INC.

Attest:	By:	/s/ Jack Ferguson

Print Name: Jack Ferguson
/s/ Steven Markiewicz	Title: Treasurer

Steven Markiewicz, Secretary

DEUTSCHE FINANCIAL SERVICES CORPORATION

By:	/s/ David Lynch

Print Name: David Lynch
Title: VP of Ops

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